Exhibit 99.1

REVOCABLE PROXY

FIRST PRIVATE HOLDINGS, INC.

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

JUNE 5, 2014

The undersigned shareholder of First Private Holdings, Inc. (“FPHI”) hereby appoints Daniel H. Chapman, Terry Kelley and Stephen Eppig, and each of them, each with full power to act alone and with full power of substitution, as proxies for the undersigned, to vote all shares of common stock of FPHI which the undersigned is entitled to vote at the Special Meeting of Shareholders of FPHI, to be held at First Private Bank of Texas, 8201 Preston Road, Suite 140, Dallas, Texas 75225 on June 5, 2014 at 6:00 p.m., local time, and at any and all adjournments or postponements thereof (the “Special Meeting”), as indicated below.

I.	To approve the Agreement and Plan of Merger dated as of February 10, 2014, between FPHI and IBERIABANK Corporation (“IBKC”), pursuant to which, among other things, FPHI will merge into IBKC, and on the effective date of the merger each outstanding share of common stock of FPHI will be converted into the right to receive 0.27 of a share of IBKC common stock, subject to adjustment under certain circumstances based on the market price of IBKC common stock, and cash in lieu of any fractional shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

II.	To approve adjournment or postponement of the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION. NO OTHER BUSINESS WILL BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment or postponement thereof and after notification to the Secretary of FPHI at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy at any time before it is exercised by delivery to the Secretary of FPHI either a written revocation of the proxy or a duly executed proxy bearing a later date. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of common stock of FPHI which the undersigned is entitled to vote at the Special Meeting.

The undersigned shareholder acknowledges receipt from FPHI prior to the execution of this proxy, of the Notice of the Special Meeting and the Proxy Statement/Prospectus dated May     , 2014.

Dated:                    ,

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY

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